UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2020

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Incentive Plan

On February 17, 2020, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the Company’s 2020 Incentive Plan (the “2020 Incentive Plan”), with input from the Compensation Committee of the Board (the “Committee”).  The 2020 Incentive Plan provides for the payment of incentive cash bonuses to the management of the Company and its subsidiary, DNA Genotek, Inc. (including the Company’s named executive officers (“NEO”)), based on performance during 2020.

Bonus Pool Funding.  Pursuant to the 2020 Incentive Plan, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of certain financial objectives.  Specific financial objectives were established for consolidated revenues and operating income.

Under the 2020 Incentive Plan, Threshold, Target and Maximum performance levels were established for the consolidated revenue objective and Threshold and Target performance levels were established for the operating income objective. As indicated below, the amount of bonus pool funding will range depending on the performance level achieved for each financial objective, with the lowest amount of funding occurring at the Threshold level and higher funding amounts occurring at the Target and Maximum performance levels. No Maximum performance level was established for the operating income objective. The Board established a Maximum performance level and a corresponding greater amount of pool funding only for the consolidated revenue objective in order to provide management with a greater incentive to deliver revenue growth in 2020.

The Target performance levels reflect consolidated revenue and operating income as reflected in the Company’s Operating Plan or budget for 2020. The Threshold performance levels for consolidated revenue and operating income were set at 90% of the respective Target performance levels for these objectives. The Maximum performance level for consolidated revenue was set at 110% of the Target level for that objective.

The consolidated revenue and operating income financial objectives are each weighted 50% in determining bonus pool funding.  Achievement of the Target performance levels will result in funding of 100% of aggregate target bonuses for all participants in the 2020 Incentive Plan (the “Target Funding Amount”), assuming a historically normal range or mix of individual performance assessments for those participants (i.e. Outstanding, Exceeds, Meets or Does Not Meet).  Achievement of the Threshold performance levels will result in funding of approximately 50% of the applicable Target Funding Amount.  Achievement of the Maximum performance level for the consolidated revenue objective will result in funding at 200% of the Target Funding Amount. Bonus pool funding for the consolidated operating income objective will not exceed the Target Funding Amount even if operating income exceeds the Target performance level.

Based on the foregoing, preliminary pool funding under the 2020 Incentive Plan could be as follows, depending on the performance level for each financial objective:

	Performance Level
	Threshold	Target	Maximum
Consolidated Revenue Objective	$ 825	$1,650	$4,950
Operating Income Objective	$ 825	$1,650	$1,650
Total	$1,650	$3,300	$6,600

Performance below Threshold will accrue no bonus pool funding for the applicable objective.  Performance between Threshold and Target and Target and Maximum performance levels, will result in pro-rated funding on a linear basis for the applicable objective.

The Committee and the Board have the discretion to approve bonus pool funding less than or in excess of amounts generated by the formula set forth in the 2020 Incentive Plan; provided that any such discretionary adjustments to pool funding shall be limited to +/- 10% of the aggregate pool amount otherwise determined by the plan’s self-funding formula.

Payments from the Bonus Pool.  Specific bonus payments from the pool to the Company’s senior management (other than the CEO) will generally depend on an evaluation of the participant’s achievement of individual performance objectives for 2020. The bonus payment for the CEO will be based on an assessment of the Company’s overall performance.  Bonus payments will be based on target bonus amounts, which are expressed as a percentage of annual base salary. Targets for the Company’s named executive officers are set forth below, were established with input from an independent executive compensation consultant engaged by the Committee, and are similar to bonus targets offered at medical diagnostic and healthcare companies comparable to the Company.  Jack E. Jerrett, the Company’s Senior Vice President and General Counsel, was recently appointed by the Board to also serve as Chief Compliance Officer.  As a result, Mr. Jerrett’s target bonus was increased from 35% to 40% of base salary.

Title	Target Payouts (% of Base Salary)
President and CEO	85%
CFO	50%
Executive Vice President and General Counsel	40%
Senior Vice President	35%

Based on an assessment of performance, as described above, bonus payments of 100% of target may be awarded for a “Meets Requirements” assessment, bonus payments of 101% - 125% of target may be awarded for an “Exceeds Requirements” assessment and bonus payments of 125% - 150% of target may be awarded for an “Outstanding” assessment. Awards may be adjusted on a pro rata basis as determined in the Committee’s or Board’s discretion to the extent any participant is employed for only a portion of the year.

The Committee recommends for Board approval any bonus awards for the CEO.  The CEO recommends individual awards for the other executive officers for approval by the Committee. The Committee and the Board shall have the right, in their sole discretion, to reject any or all of the recommended bonus awards or approve different bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have or have not been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board.  All bonus awards under the 2020 Incentive Plan are subject to the Company’s Compensation Recoupment Policy (i.e. clawback policy).

Long-Term Incentive Policy and 2019 Award Performance Measures

On February 17, 2020, the Board approved, with input from the Committee, performance measures for the performance-vested restricted units (“PRUs”) awarded to executives under the Company’s Long-Term Incentive Policy (the “LTIP”) for performance during 2019 (the “2019 PRUs”). Under the LTIP and the Company’s Stock Award Plan (the “Award Plan”), annual incentive equity awards are made to the Company’s senior management on an annual basis. The following describes the terms of the LTIP and the performance measures approved for the 2019 PRUs:

General

The purpose of the LTIP is to establish a framework for granting annual incentive equity awards to the Company’s senior management (including the “NEOs”) that are performance-based and competitive in the marketplace.  In addition, awards under the LTIP are intended to help align the actions of management with the interests of our stockholders.

Equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Committee and/or Board.  Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:

•	A periodic assessment of practices of comparable companies.
•	Organizational level of the executive.
•	Performance of the executive.
•	Relative contribution of the executive to the organization.
•	History of the executive’s equity awards with the Company.
•	Other factors that the President/CEO, the Committee and/or the Board deem important.

Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year.  A fully satisfactory or “Meets Requirements” performance is typically the threshold requirement to receive an equity award under the LTIP.  Awards below this performance level may be considered on an exception basis in the discretion of the Committee and/or the Board.

Value of Awards.  The value of an equity award is initially calculated as a percentage of the participant’s annual base salary based on performance during the applicable year.   The following guidelines are used to determine the size of awards for the NEOs:

	Award as a % of Annual Base Salary
Title	Lower End	Target	Maximum
President and CEO	200%	250%	300%
Chief Financial Officer	105%	140%	175%
Executive Vice President and Senior Vice President, General Counsel	95%	125%	155%
Other Senior Vice Presidents	70%	90%	115%

The ranges of percentages set forth above reflect levels that the Committee believes represent an appropriate long-term incentive compensation value for each executive.  These ranges were developed from a competitive assessment of long-term incentive awards at peer group companies developed by the Committee in consultation with an independent compensation consultant.

Once the aggregate dollar value of an award is established by applying the appropriate percentage to a participant’s base salary, the award is converted into shares based on a valuation of the restricted stock or units as of the date of grant.  Restricted stock and restricted units are valued based on the average of the high and low stock price on the grant date as reported on the NASDAQ Stock Market.  Fractional shares are rounded up to the next whole share.

Structure of Awards.  Annual awards to the NEOs will consist of fifty percent (50%) PRUs and fifty percent (50%) time-vested restricted stock (“RS”).  The PRU portion will vest only if (i) the participant remains employed by the Company for three years following the date of grant and (ii) the performance measures determined by the Committee and/or Board are met. The time-vested RS portion of each annual award will vest in equal annual installments over the three-year period following the grant date, subject to the recipient’s continued employment by the Company.

Vesting of NEO awards will be accelerated upon a change of control or in the event of the death or disability of the participant (with PRUs vesting at target or pro-forma performance levels if the termination event occurs prior to the end of a performance period or at actual levels when a performance measure has already been met, as determined by the Committee or Board), and shall otherwise be subject to the terms of applicable employment agreements and the Company’s standard terms and conditions for equity awards.  If a participant’s employment is terminated due to retirement, the PRUs shall vest at the end of the three-year service period on a pro-rata basis through the date of retirement to the extent the applicable performance measure is met.

Structure of Performance Awards.  For the portion of each annual award consisting of PRUs, the LTIP provides that one-half of that portion will be earned based on achievement of a compound annual growth target for consolidated net product sales for the three fiscal year period beginning with the year of award (“Sales Target”) and the remaining half will be earned based on achievement of either an annual consolidated earnings per share target or an income before income taxes target for the year of award (each, an “Earnings Target”).  The performance targets are determined by the Committee and/or Board prior to or on the award grant date. Notwithstanding the foregoing, the Committee and/or Board retain discretion to select different terms for the PRUs, including performance targets and measures that are different than the Sales Target or Earnings Target or cover different portions of the PRUs.

2019 PRU

In approving the performance measures for the 2019 PRUs, the Board exercised its authority to change the structure of the awards from that described in the LTIP, as follows

•	A compound annual growth rate for consolidated revenues, rather than product sales, for the three years beginning with the year of award (i.e. 2020-2022) (“Revenue Target”) was adopted.
•

As noted above, the LTIP provides that one-half, or 50%, of the PRUs, would be earned based on achievement of the Revenue Target and the other 50% would be earned based on achievement of the Earnings Target. In the 2019 PRUs, the Board changed this 50%/50% split to a 60%/40% split for the Revenue Target and Earnings Target, respectively, in order to provide a greater incentive for management to deliver increased revenues over the three-year performance period for these awards.

•

Under the LTIP, the number of shares to be paid in settlement of PRUs will depend on the degree to which the Revenue Target and/or Earnings Target are met, with an increased number of shares paid in settlement of the award if performance exceeds these targets. For the 2019 PRUs, the Board decided to provide for payment of an increased number of shares for exceeding only the Revenue Target, but not the Earnings Target, in order to provide an additional incentive for management to deliver revenue growth during the three-year performance period covered by the awards.

Other Terms.  Awards may be adjusted on a pro rata basis to the extent an employee is employed for only a portion of a year. The CEO will recommend individual awards for all participants (other than himself) to the Committee based on the factors described above. The Committee will evaluate the performance of the CEO and recommend for Board approval appropriate awards in accordance with the LTIP and such evaluation. All awards are discretionary and the Committee and Board may approve or disapprove any recommended award, in whole or in part, and may approve awards within or outside of the ranges indicated above, in their sole discretion, based on circumstances occurring at the time of the award and other factors. Awards may also be proportionately adjusted if necessary to reflect burn rate limits, overhang targets or other similar restrictions. In addition, the terms of the awards, including the value and number of shares and any performance measures, may be equitably adjusted by the Committee to reflect unusual or non-recurring events affecting the Company, such as recapitalizations, mergers, consolidations, reorganizations, changes affecting the Company’s common stock, or other factors deemed appropriate by the Committee. All awards under the LTIP are subject to the Company’s Compensation Recoupment Policy.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 21, 2020	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Chief Compliance Officer